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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2003

FISCHER IMAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19386	36-2756787
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12300 North Grant Street Denver, CO		80241
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 452-6800

No Change
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        On June 11, 2003, Fischer Imaging Corporation (the "Company") entered into an $8.0 million accounts receivable line of credit with Silicon Valley Bank. This one year revolving credit facility is intended to provide the Company with additional liquidity, if needed. Interest on any outstanding principal amounts under the credit facility is payable monthly at a rate equal to the prime rate plus 2.75 percentage points. The credit facility is secured by substantially all of the Company's assets, and requires maintenance of typical financial and restrictive covenants, including maintaining a minimum tangible net worth of $22,000,000 and restrictions on incurrence of indebtedness. The outstanding principal and any accrued interest under the credit facility are due and payable on June 10, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2003	FISCHER IMAGING CORPORATION
	By:	/s/ STEPHEN G. BURKE Stephen G. Burke Chief Financial Officer

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  Item 5. Other Events and Regulation FD Disclosure.
SIGNATURE